Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 2

THIS SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture”), dated as of September 1, 2016, is among StoneMor Wisconsin LLC, a Wisconsin limited liability company, and StoneMor Wisconsin Subsidiary LLC, a Wisconsin limited liability company (collectively, the “New Guarantors”), subsidiaries of StoneMor Partners L.P. (or its successor), a Delaware limited partnership (the “Partnership”), and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone” and, together with the Partnership, the “Issuers”), the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and Wilmington Trust, National Association as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of May 28, 2013, providing for the issuance of their 7 7/8% Senior Notes due 2021 and those certain Notes identical in terms registered under the Securities Act of 1933 exchanged for such Senior Notes (the “Notes”);

WHEREAS under certain circumstances the Issuers are required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally Guarantee all of the Issuers’ obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, each New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.

6. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

New Guarantors:

STONEMOR WISCONSIN LLC

By:	/s/ Frank Milles
	Name:	Frank Milles
	Title:	Vice President

STONEMOR WISCONSIN SUBSIDIARY LLC

By:	/s/ Frank Milles
	Name:	Frank Milles
	Title:	Vice President

Issuers:

STONEMOR PARTNERS L.P.
By: StoneMor GP LLC, its General Partner

By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:	/s/ Frank Milles
	Name:	Frank Milles
	Title:	Vice President

Trustee:

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

Existing Guarantors:

ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.

ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC.

ARLINGTON DEVELOPMENT COMPANY

AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY

BIRCHLAWN BURIAL PARK SUBSIDIARY, INC.

BRONSWOOD CEMETERY, INC.

CEDAR HILL FUNERAL HOME, INC.

CEMETERY INVESTMENTS SUBSIDIARY, INC.

CHAPEL HILL ASSOCIATES, INC.

CHAPEL HILL FUNERAL HOME, INC.

COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.

CORNERSTONE FAMILY INSURANCE SERVICES, INC.

CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.

COVINGTON MEMORIAL FUNERAL HOME, INC.

COVINGTON MEMORIAL GARDENS, INC.

COVENANT ACQUISITION SUBSIDIARY, INC.

ELOISE B. KYPER FUNERAL HOME, INC.

FOREST LAWN GARDENS, INC.

FOREST LAWN MEMORIAL CHAPEL INC.

FOREST LAWN MEMORY GARDENS INC.

GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC.

HENRY MEMORIAL PARK SUBSIDIARY, INC.

KIRIS SUBSIDIARY, INC.

KIRK & NICE, INC.

KIRK & NICE SUBURBAN CHAPEL, INC.

LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.

LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.

LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.

LAURELWOOD HOLDING COMPANY

LEGACY ESTATES, INC.

LOEWEN [VIRGINIA] SUBSIDIARY, INC.

LORRAINE PARK CEMETERY SUBSIDIARY, INC.

MODERN PARK DEVELOPMENT SUBSIDIARY, INC.

OAK HILL CEMETERY SUBSIDIARY, INC.

OSIRIS HOLDING FINANCE COMPANY

OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.

OSIRIS MANAGEMENT, INC.

OSIRIS TELEMARKETING CORP.

PERPETUAL GARDENS.COM, INC.

By:	/s/ Frank Milles
Frank Milles, as Vice President for each of the above-named Existing Guarantors

PRINCE GEORGE CEMETERY CORPORATION

PVD ACQUISITIONS SUBSIDIARY, INC.

ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY

ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED

ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION

RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.

STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC.

SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC.

SIERRA VIEW MEMORIAL PARK

SOUTHERN MEMORIAL SALES SUBSIDIARY, INC.

SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.

STAR CITY MEMORIAL SALES SUBSIDIARY, INC.

STEPHEN R. HAKY FUNERAL HOME, INC.

STITHAM SUBSIDIARY, INCORPORATED

STONEMOR ALABAMA SUBSIDIARY, INC.

STONEMOR CALIFORNIA, INC.

STONEMOR CALIFORNIA SUBSIDIARY, INC.

STONEMOR GEORGIA SUBSIDIARY, INC.

STONEMOR HAWAII SUBSIDIARY, INC.

STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.

STONEMOR OHIO SUBSIDIARY, INC.

STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC. (FORMERLY SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.)

STONEMOR TENNESSEE SUBSIDIARY, INC.

STONEMOR WASHINGTON, INC.

SUNSET MEMORIAL GARDENS SUBSIDIARY, INC.

SUNSET MEMORIAL PARK SUBSIDIARY, INC.

TEMPLE HILL SUBSIDIARY CORPORATION

THE VALHALLA CEMETERY SUBSIDIARY CORPORATION

VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION

W N C SUBSIDIARY, INC.

WICOMICO MEMORIAL PARKS SUBSIDIARY, INC.

WILLOWBROOK MANAGEMENT CORP.

By: /s/ Frank Milles
Frank Milles, as Vice President for each of the above-named Existing Guarantors

ALLEGHANY MEMORIAL PARK LLC

ALTAVISTA MEMORIAL PARK LLC

BIRCHLAWN BURIAL PARK LLC

CEMETERY INVESTMENTS LLC

CEMETERY MANAGEMENT SERVICES, L.L.C.

CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.

CMS WEST LLC

CMS WEST SUBSIDIARY LLC

COLUMBIA MEMORIAL PARK LLC

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC

CORNERSTONE FUNERAL AND CREMATION SERVICES LLC

CORNERSTONE TRUST MANAGEMENT SERVICES LLC (FORMERLY CEMETERY MANAGEMENT SERVICES OF MID-ATLANTIC STATES, L.L.C.)

COVENANT ACQUISITION LLC

GLEN HAVEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK SUBSIDIARY LLC

HENRY MEMORIAL PARK LLC

JUNIATA MEMORIAL PARK LLC

KIRIS LLC

LAKEWOOD/HAMILTON CEMETERY LLC

LAKEWOOD MEMORY GARDENS SOUTH LLC

LAUREL HILL MEMORIAL PARK LLC

LOEWEN [VIRGINIA] LLC

LORRAINE PARK CEMETERY LLC

MODERN PARK DEVELOPMENT LLC

OAK HILL CEMETERY LLC

OSIRIS HOLDING OF MARYLAND LLC

OSIRIS HOLDING OF PENNSYLVANIA LLC

OSIRIS HOLDING OF RHODE ISLAND LLC

PLYMOUTH WAREHOUSE FACILITIES LLC

PVD ACQUISITIONS LLC

ROCKBRIDGE MEMORIAL GARDENS LLC

ROLLING GREEN MEMORIAL PARK LLC

ROSE LAWN CEMETERIES LLC

ROSELAWN DEVELOPMENT LLC

RUSSELL MEMORIAL CEMETERY LLC

SHENANDOAH MEMORIAL PARK LLC

SOUTHERN MEMORIAL SALES LLC

SPRINGHILL MEMORY GARDENS LLC

STAR CITY MEMORIAL SALES LLC

STITHAM LLC

STONEMOR ALABAMA LLC

STONEMOR ARKANSAS SUBSIDIARY LLC

By: /s/ Frank Milles
Frank Milles, as Vice President for each of the above-named Existing Guarantors

STONEMOR CEMETERY PRODUCTS LLC

STONEMOR COLORADO LLC

STONEMOR COLORADO SUBSIDIARY LLC

STONEMOR FLORIDA LLC

STONEMOR FLORIDA SUBSIDIARY LLC

STONEMOR GEORGIA LLC

STONEMOR HAWAII LLC

STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC

STONEMOR HOLDING OF PENNSYLVANIA LLC

STONEMOR ILLINOIS LLC

STONEMOR ILLINOIS SUBSIDIARY LLC

STONEMOR INDIANA LLC

STONEMOR INDIANA SUBSIDIARY LLC

STONEMOR IOWA LLC

STONEMOR IOWA SUBSIDIARY LLC

STONEMOR KANSAS LLC

STONEMOR KANSAS SUBSIDIARY LLC

STONEMOR KENTUCKY LLC

STONEMOR KENTUCKY SUBSIDIARY LLC

STONEMOR MICHIGAN LLC

STONEMOR MICHIGAN SUBSIDIARY LLC

STONEMOR MISSISSIPPI LLC

STONEMOR MISSISSIPPI SUBSIDIARY LLC

STONEMOR MISSOURI LLC

STONEMOR MISSOURI SUBSIDIARY LLC

STONEMOR NORTH CAROLINA LLC

STONEMOR NORTH CAROLINA SUBSIDIARY LLC

STONEMOR OHIO LLC

STONEMOR OKLAHOMA LLC

STONEMOR OKLAHOMA SUBSIDIARY LLC

STONEMOR OREGON LLC

STONEMOR OREGON SUBSIDIARY LLC

STONEMOR PENNSYLVANIA LLC

STONEMOR PENNSYLVANIA SUBSIDIARY LLC

STONEMOR PUERTO RICO LLC

STONEMOR PUERTO RICO SUBSIDIARY LLC

STONEMOR SOUTH CAROLINA LLC

STONEMOR SOUTH CAROLINA SUBSIDIARY LLC

STONEMOR WASHINGTON SUBSIDIARY LLC

SUNSET MEMORIAL GARDENS LLC

SUNSET MEMORIAL PARK LLC

TEMPLE HILL LLC

THE VALHALLA CEMETERY COMPANY LLC

TIOGA COUNTY MEMORIAL GARDENS LLC

VIRGINIA MEMORIAL SERVICE LLC

WNCI LLC

WICOMICO MEMORIAL PARKS LLC

WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

By: /s/ Frank Milles
Frank Milles, as Vice President for each of the above-named Existing Guarantors